EXHIBIT 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM (UK) LLP
FOUR TIMES SQUARE
NEW YORK 10036-6522

June 24, 2003

NTL Incorporated
110 East 59th Street
New York, NY 10022

Re:	NTL Incorporated
Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as special United States counsel to NTL Incorporated, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of $558,249,000 aggregate principal amount of the Company’s 19% Senior Secured Notes due 2010 (the “New Notes”). The New Notes will be guaranteed (the “Guarantees”) by the following of the Company’s subsidiaries: NTL Digital (US), Inc., CabelTel Ventures Limited, Bearsden Nominees Inc., CabelTel Programming, Inc., NTL International Services, Inc., NTL Funding (NJ), Inc. and Communications Cable Funding Corp. (collectively, the “Guarantors”). The New Notes and the Guarantees are to be issued pursuant to an exchange offer (the “Exchange Offer”) for a like principal amount of the issued and outstanding 19% Senior Secured Notes due 2010 of the Company (the “Old Notes”) guaranteed by the Guarantors, under the Indenture, dated as of January 9, 2003 (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), as contemplated by the Exchange and Registration Rights Agreement, dated as of January 9, 2003 (the “Registration Rights Agreement”) by and among the Company, the Guarantors and the purchasers listed on the signature pages thereto.

NTL Incorporated
June 24, 2003

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     In rendering the opinions set forth herein, we have examined and relied on originals or copies of: (i) the Registration Statement on Form S-4 (File No. 333-104605) as filed with the Securities and Exchange Commission (the “Commission”) and Amendment No. 1 thereto (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the form of the New Notes and specimen global certificate representing the New Notes; (v) the form of Notation of Guarantee; (vi) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware; (vii) the Certificates of Incorporation of each of the Guarantors, each as certified by the Secretary of State of the State of Delaware; (viii) the Amended and Restated By-Laws of the Company, as amended to date and currently in effect; (ix) the By-Laws of each of the Guarantors, each as amended to date and currently in effect; (x) the Second Amended Joint Reorganization Plan of NTL Incorporated and Certain Subsidiaries, dated July 15, 2002 (as confirmed on September 5, 2002 and subsequently modified); (xi) certain resolutions of the Boards of Directors of each of the Guarantors (other than Communications Cable Funding Corp.) relating to the Guarantees, the Indenture and related matters; and (xii) the order under 11 U.S.C. Section 1129(a) and (b) and Fed. R. Bankr. P. 3020 Confirming Second Amended Joint Reorganization Plan of NTL Incorporated and Certain Subsidiaries dated September 5, 2002 of the United States Bankruptcy Court for the Southern District of New York.

     We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company and the Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others and of public officials.

NTL Incorporated
June 24, 2003

     Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York that, in our experience, are applicable to securities of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined-on law on the opinions herein stated.

     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	When the New Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the New Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

2.	When the New Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     In rendering the opinions set forth above, we have assumed that: (i) the execution and delivery by the Company of the Indenture and the New Notes and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments that have been identified to us by the Company as being material to it and that are listed as exhibits to the Registration Statement; and (ii) the execution and delivery by the Guarantors of the Indenture and the performance by the Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Guarantors or their respective properties is subject except for

NTL Incorporated
June 24, 2003

those agreements and instruments that have been identified to us by the Guarantors as being material to them and that are listed as exhibits to the Registration Statement.

NTL Incorporated
June 24, 2003

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/S/Skadden, Arps, Slate, Meagher & Flom LLP